Exhibit 99.3

GMAC Mortgage
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February 28, 2006

DEUTSCHE BANK
TRUST ADMINISTRATOR
1761 EAST ST. ANDREW PLACE
SANTA ANA, CA 92705-4934


Re:   Annual Officers Statement of Compliance
      Year Ending 2005
      GMACM Investor Agreement # 41330

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GMAC Mortgage Corporation ("GMACM") hereby certifies to the best of our knowledge and belief, that for the calendar year 2005:

1. A review of the activities of the Seller / Servicer and of performance according to the Seller / Servicer contract has been made under such Officer's supervision.

2. To the best of the undersigned Officer's knowledge, and based on such review, the Seller / Servicer has fulfilled all its obligations under this Agreement for such year.

3.    GMACM is currently an approved FNMA and FHLMC Servicer in good standing.

4. If applicable, GMACM has filed the information returns with respect to the receipt of mortgage interest pursuant to Sections 6050H, 6050J and 6050P of the Code, received in a trade or business, reports of foreclosures and abandonment's of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property.

5. All hazard, flood, FHA mortgage insurance and primary mortgage insurance premiums, taxes, ground rents, assessments and other lienable items have been paid in connection with the mortgaged properties.

6.    All property inspections have been completed as required.

7.    Compliance relative to Adjustable Rate Mortgages has been met.

8. Fidelity Bond and Errors and Omissions Insurance coverage is current, in full force and effect.

Servicer:      GMAC Mortgage Corporation

By:            /s/ Michael Kacergis
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Name:          Michael Kacergis

Title:         Manager
               Enterprise Risk Management
               Enterprise Servicing Group Risk and Compliance


GMAC Mortgage Corporation
500 Enterprise Road
Horsham, PA 19044